Exhibit 25.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)  [  ]
_________________

THE BANK OF NEW YORK MELLON
(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Legal Department
The Bank of New York Mellon
One Wall Street, 15th Floor
New York, NY  10286
(212) 635-1270
(Name, address and telephone number of agent for service)

NORTHWESTERN CORPORATION
(Exact name of obligors as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-0172280 (I.R.S. Employer Identification No.)
3010 West 69th Street Sioux Falls, South Dakota (Address of principal executive offices)	57108 (Zip code)

_________________

Montana First Mortgage Bonds

(Title of the indenture securities)
_________________

Item 1.   General Information.

            Furnish the following information as to the Trustee:

      (a)   Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York Federal Reserve Bank of New York Federal Deposit Insurance Corporation New York Clearing House Association	One State Street, New York, N.Y. 10004-1417 and Albany, N.Y. 12223 33 Liberty Plaza, New York, N.Y. 10045 550 17th Street, N.W., Washington, D.C. 20429 New York, N.Y. 10005

      (b)   Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2.    Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

Item 16.   List of Exhibits.

             Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.	-	A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed as Exhibit 25.1 to Current Report on Form 8-K of Nevada Power Company, Date of Report (Date of Earliest Event Reported) July 25, 2008 (File No. 000-52378).)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 with Registration Statement No. 333-155238.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152856.)

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the __th day of February, 2012.

THE BANK OF NEW YORK MELLON
By:	/s/ Latoya Elvin
Name:	Latoya Elvin
Title:	Associate

EXHIBIT 7
(Page i of iii)

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON
of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 2011, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.
ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,285,000
Interest-bearing balances	118,033,000
Securities:
Held-to-maturity securities	3,521,000
Available-for-sale securities	74,417,000
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	23,000
Securities purchased under agreements to resell	603,000
Loans and lease financing receivables:
Loans and leases held for sale	10,000
Loans and leases, net of unearned income	27,101,000
LESS: Allowance for loan and lease losses	374,000
Loans and leases, net of unearned income and allowance	26,727,000
Trading Assets	5,841,000
Premises and fixed assets (including capitalized leases)	1,208,000
Other real estate owned	12,000
Investments in unconsolidated subsidiaries and associated companies	988,000
Not applicable
Intangible assets:
Goodwill	6,415,000
Other intangible assets	1,615,000
Other assets	13,507,000
Total assets	$256,205,000

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EXHIBIT 7
(Page ii of iii)

LIABILITIES
Deposits:
In domestic offices	$127,980,000
Noninterest-bearing	91,500,000
Interest-bearing	36,480,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	85,660,000
Noninterest-bearing	2,710,000
Interest-bearing	82,950,000
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	2,166,000
Securities sold under agreements to repurchase	1,010,000
Trading liabilities	7,283,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	1,877,000
Not applicable
Not applicable
Subordinated notes and debentures	3,505,000
Other liabilities	8,465,000
Total liabilities	$237,946,000
Not applicable
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	9,607,000
Retained earnings	8,450,000
Accumulated other comprehensive income	-1,283,000
Other equity capital components	0
Total bank equity capital	17,909,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	18,259,000
Total liabilities, minority interest, and equity capital	$256,205,000

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EXHIBIT 7
(Page iii of iii)

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,
Chief Financial Officer

           We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Catherine A. Rein John P. Surma	Directors

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